Exhibit 99.3

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE

WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Registered on 19 November 2009 State registration number

1	-	0	1	-	5	5	0	3	8	-	E	-	0	3	8	D

Federal Financial Markets Service (name of registration authority)

(authorized person’s signature)
(registration authority’s seal)

RESOLUTION

on the additional issue of securities

RusHydro open joint stock company

Type of securities subject to placement – registered shares,

Category (class) – ordinary shares,

Form – uncertified shares,

Par value – 1 (one) ruble,

Amount of securities– 19 000 000 000 (nineteen billion) shares,

Method of the securities placement: public offering.

Approved by resolution of the JSC RusHydro Board of Directors dated October 26, 2009, Minutes No. 86 of October 27, 2009,

pursuant to the resolution on the enlargement of the JSC RusHydro authorized capital through the placement of additional shares, which was passed by an annual general meeting of JSC RusHydro shareholders on June 10, 2009. Minutes No. 4 of June 10, 2009.

The Issuer’s place of business and contact telephones: 51 Respubliki Street, city of Krasnoyarsk, Krasnoyarsk Territory. Telephone: (495) 225-32-32 (extension 16 49), fax: (495) 225-37-37.

Acting Management Board
Chairman	V.A. Zubakin

October 27, 2009	L.S.

1.	Type, category (class) of securities:

Ordinary registered shares.

2.	Form of securities:

Uncertified shares.

3.	Indication to mandatory centralized safe-keeping:

Mandatory centralized safe-keeping of the securities subject to placement is not stipulated.

4.	Par value of each security from the issue (additional issue):

1 (one) ruble.

5.	The amount of securities of the issue (additional issue):

19 000 000 000 (nineteen billion) shares.

6.	The total amount of the securities of this issue that were placed earlier:

269 695 430 802 (two hundred and sixty-nine billion, six hundred and ninety-five million, four hundred and thirty thousand, eight hundred and two) shares.

7.	The rights of the holder of each security of the issue (additional issue):

8.	Clause 6.2, article 6 of the Articles of Association of JSC RusHydro (hereinafter the Issuer, the Company): “Each ordinary registered share in the Company shall provide the holder thereof with equal rights.

The holders of ordinary registered shares shall have the following rights:

(1) to take part in the Company’s General Meeting of Shareholders with a right to vote on all issues within its terms of reference in person or by proxy;

(2) to propose items for the General Meeting of Shareholders agenda according to the procedure established by the laws of the Russian Federation and these Articles of Association;

(3) to obtain information on the Company’s operations and inspect documents of the Company pursuant to Article 91 of the Federal Law on Joint Stock Companies;

(4) to receive dividends as declared by the Company;

(5) pre-emption right to acquire additional shares and investment securities convertible into shares to be placed by public subscription in proportion to the amount of shares of the same class (type) held by them;

(6) in the event of the Company liquidation, to receive part of its assets;

(7) to exercise other rights as provided for by the laws of the Russian Federation and these Articles of Association.

The Issuer’s Articles of Association do not limit the maximum number of votes held by one shareholder.

7.2. The securities subject to placement are not preferred shares.

7.3. The securities subject to placement are not bonds.

7.4. The securities subject to placement are not the Issuer’s options.

7.5. The securities subject to placement are not convertible securities.

9.	The terms and the procedure for the placement of the securities from the issue (additional issue)

8.1. The method of the securities placement: public offering.

8.2. The term for the securities placement:

The procedure for determining the commencement date of the securities placement: The commencement date for the placement of the securities from the current additional issue (hereinafter,

additional shares, securities, securities subject to placement) – the 15th (fifteenth) day from the date of publishing a notice on the state registration of the said additional securities issue in the print media body with a circulation of over 10,000 (ten thousand) copies (Vedomosti newspaper), no later than 10 (ten) days from the date of the state registration of the said resolution on the additional issue of securities (hereinafter the Resolution on the additional issue of securities). This notice, when it is published, shall indicate, among other things, the procedure of providing access for potential holders of equity securities to information contained in the Securities Prospectus.

The procedure for determining the completion date for the securities placement: the 306th (three hundred and sixth) day from the date of the state registration of this securities issue or the date of the placement of the last security from this issue, depending on whichever date comes earlier.

The term for the placement of the securities shall be determined by way of indicating the dates of the disclosure of any information on the securities issue.

The procedure for the disclosure of this information: the Issuer shall publish a notice on the state registration of the said additional securities issue in the print media body with a circulation of over 10,000 (ten thousand) copies (Vedomosti newspaper) no later than 10 (ten) days from the date of the state registration of the said resolution on the additional issue of securities (hereinafter the Resolution on the additional issue of securities). This notice, when it is published, shall indicate, among other things, the procedure of providing access for potential holders of equity securities to information contained in the Securities Prospectus.

The Issuer shall disclose information on the state registration of the additional issue of securities also by placing a notice in the newswire of the news agency Interfax (hereinafter the newswire of Interfax) and posting it on the Issuer’s website in the Internet in a procedure stipulated by clause 11 of the Resolution on the additional securities issue.

The term of determining the commencement date for the placement of the Issuer’s additional shares shall be counted from the moment the Issuer performs in full its obligations to disclose information as per clause 8.2 of the Resolution on the additional issue of securities.

8.3. The procedure for the securities placement:

Shares shall be placed by way of signing agreements on the acquisition of securities subject to placement (hereinafter the Agreement on the acquisition of shares).

Shares shall be placed among persons enjoying a pre-emptive right for the acquisition of securities subject to placement in accordance with the procedure stipulated by clause 8.5 of the Resolution on the additional issue of securities. Before the expiry of the pre-emptive right to acquire securities subject to placement, as stipulated by clause 8.5 of the Resolution on the additional issue of securities, securities may only be placed through the exercise of the pre-emptive right.

For the purposes of concluding agreements on the purchase of shares beyond the framework of the exercise of the pre-emptive right, the Issuer shall, no later than 10 (ten) days from the expiry date of the pre-emptive right (as this term is defined below) publish in the newswire of Interfax, and also post on the website in the Internet at: www.rushydro.ru an invitation addressed to an indefinite group of persons to make offers (bids) for the acquisition of the securities subject to placement (hereinafter an Invitation to make offers).

The term, during which offers may be filed for the acquisition of securities subject to placement (hereinafter, Offers):

Shares shall be placed with the involvement of a professional securities market participant (a Broker) providing services to the Issuer for the placement of shares pursuant to an agreement on paid services signed with the Broker. One of the Brokers indicated below shall act in this capacity. No later than the commencement of the period, during which offers may be filed for the acquisition of shares, the Issuer shall disclose information in the newswire of Interfax, and also on the website at: www.rushydro.ru, on one of the indicated Brokers who will be involved in providing services for the placement of shares.

The Issuer shall supply the Broker with the list of the Issuer’s interested persons before the commencement date for the placement of shares, and shall also indicate those persons from the list, transactions with whom were approved by the Issuer.

Offers may be submitted to the Issuer or the Broker in the period from the date an Invitation to make offers is published in the newswire of Interfax and posted on the website at: www.rushydro.ru and no later than 10 (ten) days from the date the Invitation to make offers is published in the newswire of Interfax and posted on the website at: www.rushydro.ru (this period is hereinafter referred to as the Offer Collection Period).

A prospective buyer of the securities subject to placement (hereinafter the Buyer) may file an offer daily from 10.00 a.m. to 17:.00 p.m. Moscow time, except Saturday, Sunday and non-business holiday days at the address: JSC Central Moscow Depositary, 34 Bolshaya Pochtovaya Street, block 8,Moscow, Russian Federation, 105082 or at the Broker’s address:

Each Offer shall indicate the following:

•	The title: “An offer to acquire JSC RusHydro shares;”

•	The buyer’s full business name /last name, name, patronymic;

•	The buyer’s taxpayer identification number (if available);

•	The buyer’s place of residence (place of business);

•	For private individuals – passport data (the date and place of birth; passport series and No., the date of passport issuance, the issuing authority);

•

For corporate entities – information on the registration of a corporate entity (including for Russian corporate entities – information on the state registration of a corporate entity/ entry into the Single State Register of Corporate Entities (the date, the registration authority, the No. of the corresponding certificate);

•

The consent by the person making an offer to acquire the shares subject to placement in an amount defined in the offer at the offering price set in a procedure determined by the Resolution on the additional issue of securities;

•	The quantity of the securities being acquired. This quantity can be indicated by one of the following methods:

•	the exact number of shares in numerical expression, which the buyer undertakes to purchase;

•

the minimum number of shares, which the buyer undertakes to purchase. The minimum number indicates the bidder’s offer to acquire any quantity of shares intended for placement in an amount at least equaling the indicated minimum number;

•

the maximum number of shares, which the buyer undertakes to purchase. The maximum number indicates the bidder’s offer to purchase any quantity of shares intended for placement in an amount not exceeding the indicated maximum number;

•

the minimum and the maximum number of shares, which the buyer undertakes to purchase. The minimum and the maximum numbers indicate the bidder’s offer to purchase any quantity of shares intended for placement in an amount at least equaling the indicated minimum number and not exceeding the indicated maximum number;

•

information on the method of payment for the shares subject to placement (cash or non-cash method) and, in the event that the shares are paid for with non-cash funds – the list and the characteristics of non-cash funds (property) (the list of non-cash funds, which may be used to pay for the shares is defined in clause 8.6 of the Resolution on the additional issue of securities) that are used to pay for the shares, namely:

•	in the event that the shares subject to placement are paid for with movable property, the following shall be indicated:

the name of the asset, the presumed money valuation of the property in the Buyer’s opinion, with an attached inventory document on the asset (asset inventory card) (if available);

•	in the event that the shares subject to placement are paid for with immovable property, the following shall be indicated:

the name of the asset, the presumed money valuation of the property in the Buyer’s opinion, with an attached extract from the Single State Register of the Rights to Real Estate and Real Estate Transactions on the titles to the asset, issued no more than 30 days before the date of making an offer;

•

in the event that the shares subject to placement are paid for with securities, the following shall be indicated: the type, category (class), form, par value, quantity, state registration No. of the securities issue, the name of the issuer of securities, the presumed money valuation of the securities in the Buyer’s opinion;

•

in the event that the shares subject to placement are paid for with property rights, the following shall be indicated: the name of the property right, the presumed money valuation of the property right in the Buyer’s opinion, with an attached document identifying the property right and confirming its existence;

•

in the event that the shares are paid for with non-cash funds, the following shall be indicated for each non-cash asset (object of civil law rights): the presumed money valuation of the corresponding non-cash assets in the Buyer’s opinion, at which the Buyer undertakes to contribute non-cash funds as payment for the shares subject to placement in the event that the money valuation of the said non-cash funds as determined by the Issuer’s Board of Directors corresponds to the money valuation of such assets indicated by the Buyer in the Offer. The Buyer may indicate the money valuation in numerical expression in Russian rubles by one of the following methods:

•	the exact value, at which the Buyer undertakes to contribute non-cash funds as payment for shares;

•

the minimum value, at which the Buyer undertakes to contribute non-cash funds as payment for the shares. The minimum value indicates the bidder’s offer to contribute non-cash funds as payment for the shares in accordance with the money valuation not less than the value indicated by the Buyer;

•

the maximum value, at which the Buyer undertakes to contribute non-cash funds as payment for the shares. The maximum value indicates the bidder’s offer to contribute non-cash funds as payment for the shares in accordance with the money valuation not exceeding the value indicated by the Buyer;

•

the minimum and the maximum value, at which the Buyer undertakes to contribute non-cash funds as payment for the shares. The minimum and the maximum value indicate the bidder’s offer to contribute non-cash funds as payment for the shares in accordance with any money valuation not less than the minimum value and not more than the maximum value indicated by the Buyer;

•

in the event that the shares are paid for with non-cash funds, an Offer shall include the Buyer’s statement that the Buyer undertakes (or the Buyer does not undertake) to pay for the securities with cash in the event that the money valuation of property (non-cash funds) as defined in a procedure set by the Issuer’s Board of Directors fails to correspond to the money valuation indicated by the Buyer in the Offer;

•

No. of the Buyer’s personal/corporate account in the register of holders of the Issuer’s registered securities, to which acquired shares will be transferred. If shares are required to be transferred to the nominee’s account in the register of holders of the Issuer’s registered securities – full business name of the depositary (hereinafter the First Level Depositary), data on the depositary’s state registration (Principal State Registration Number, the name of the state registration body, the date of state registration and making an entry on the depositary in the Single State Register of Corporate Entities), No. of the Buyer’s custody account, No. and date of the depositary agreement concluded between the depositary and the Buyer (in relation to securities subject to placement). If the Buyer’s custody account is maintained by a nominee holder (in relation to the securities subject to placement), who, in turn, has a deposit account with the First Level Depositary, the Offer shall indicate the full business name of the said nominee holder, the data on the state registration of the said nominee holder (hereinafter the Second Level Depositary), (Principal State Registration Number, the name of the state registration body, the date of state registration and making an entry on the depositary in the Single State Register of Corporate Entities), No. of the Buyer’s custody account, No. and date of the depositary agreement concluded between the depositary and the Buyer (in relation to securities subject to placement), full business name of the First Level Depositary, details of the inter-depositary agreement signed between the First Level Depositary and the Second Level Depositary (and so forth, this information is indicated down to the nominee holder, with whom the Buyer has a custody account (in relation to the securities subject to placement).

•	the Buyer’s bank details for money refund;

•	contact data (postal address, fax with the indication of the international code, e-mail address) for the purposes of sending a reply on the Offer acceptance.

An Offer shall be signed by the Buyer (or the Buyer’s authorized person, with an attached original or notarized copy of a duly prepared power of attorney or another document confirming the representative’s powers) and, for corporate entities, shall have the imprint of a seal (if available).

The following shall also be attached to the Offer:

•	for corporate entities –notarized copies of constituent documents and documents confirming the powers of the person authorized to act on behalf of the corporate entity without a power of attorney;

•	in case of payment with non-cash funds – documents indicated above for the instances of payment for shares with non-cash funds.

•	An Offer may be supported by financial guarantees ensuring the fulfillment of the bidder’s obligation to pay for shares in the event that the bidder’s offer is accepted by the Issuer.

•

In the event that the bidder buys the amount of shares indicated in the Offer with the preliminary consent of the anti-monopoly authority in compliance with law, the bidder shall have a copy of the corresponding approval by the anti-monopoly body attached to the Offer.

•

In the event that the bidder buys the amount of shares indicated in the Offer with the preliminary consent of the Buyer’s competent management body (the board of directors, a general meeting of shareholders) in compliance with law, the bidder shall include in the Offer a copy of the corresponding decision on the approval of the transaction for the acquisition of securities subject to placement.

The Issuer shall deny the acceptance of an Offer, if the Offer fails to comply with the requirements of the legislation of the Russian Federation and (or) Resolution on the additional issue of securities

Offers submitted to the Issuer shall be registered by the Issuer in a special register of offers (hereinafter the Issuer’s register) on the day of their receipt. Offers submitted to the Broker shall be registered by the Broker in a special register of offers (hereinafter the Broker’s register) on the day of their receipt.

Offers sent by prospective buyers on the acquisition of securities subject to placement shall be accepted by the Issuer at the Issuer’s discretion.

Pursuant to data contained in the Issuer’s and the Broker’s registers, the Issuer or the Broker shall, on the Issuer’s behalf and pursuant to the Issuer’s written instruction, send a reply on the acceptance of offers (acceptance) to the Buyers selected by the Issuer at the Issuer’s discretion from among the bidders who have sent their offers complying with the requirements set in clause 8.3 of the Resolution on the additional issue of securities. Such a reply shall indicate the amount of shares to be placed with the Buyer who has sent an Offer.

A reply on the acceptance of the Offer (acceptance) shall be handed over to the Buyer personally or to the Buyer’s authorized representative, or shall be sent to the postal address and (or) fax number and (or) e-mail address indicated in the Offer, no later than 3 (three) days following the day the Issuer makes a decision on the Offer acceptance (hereinafter the Acceptance Distribution Period).

The Issuer may make a decision on the Offer acceptance no later than 22 (twenty-two) days from the expiry of the Offer Collection Period (hereinafter the Acceptance Term). The Issuer shall have the right to make a decision on the Offer acceptance only in relation to the amount of additional shares which, at the moment of making a decision on the Offer acceptance, have not been placed and are not subject to placement with another or the same Buyer pursuant to an Offer earlier accepted by the Issuer.

An agreement on the acquisition of shares shall be deemed as concluded at the moment the Buyer that has sent an Offer (the Buyer’s authorized representative that has filed an Offer) receives a reply from the Issuer on the Offer acceptance.

In the process of concluding an agreement on the acquisition of shares, the parties may by their mutual consent simultaneously prepare an agreement in the form of a single document in compliance with article 434 of the Civil Code of the Russian Federation. This document, which shall be signed by the parties, shall have the number of copies to be agreed by the parties.

An agreement on the acquisition of shares, under which shares subject to placement are paid for with immovable property shall be signed in compliance with the requirements of civil law on real estate transactions.

To sign an Agreement on the acquisition of shares, the Buyer shall apply daily from 10:00 a.m. to 17:00 p.m. Moscow time, except Saturday, Sunday and non-working holiday days at the address: JSC RusHydro, 51 Architect Vlasova Street, Moscow, Russian Federation. The agreement shall be signed within the timeframe set by the Resolution on the additional issue of securities for the Acceptance Term and the Acceptance Distribution Period.

The securities acquired must be fully paid for by the Buyer that receives a response from the Issuer on acceptance of the Offer (the Acceptance) within a period of 40 (forty) days from the acceptance distribution completion date.

The obligation to pay for the placed shares in monetary funds is deemed discharged when the funds are credited to the Issuer’s bank account indicated in clause 8.6. of the Resolution on the additional issue of securities.

The obligation to pay for the placed shares in other than monetary funds is deemed discharged when the property is handed over to the Issuer in the manner established in clause 8.6. of the Resolution on the additional issue of securities.

In the event that the placed securities are paid for in other than monetary funds, the Board of Directors of the Issuer shall, during the securities placement period and no later than 15 (fifteen) days from the expiry of the Offer Collection Period in accordance with article 77 of the Federal Law “On Joint-Stock Companies”, determine the monetary valuation of the property contributed in payment for the shares of this additional issue if an Agreement on the acquisition of shares is concluded. At the same time, the Board of Directors of the Issuer shall have the right not to consider the issue of determining the monetary valuation of the property contributed in payment for the placed securities in the event that the Issuer does not intend to accept the Buyer’s Offer.

Within a maximum of 5 (five) days from the moment the Board of Directors passes a resolution, the Issuer shall notify the relevant Buyer of the amount of the monetary valuation of the property determined by the Board of Directors, by forwarding a letter to the postal address and (or) fax number and (or) email address indicated in the Offer. The given letter from the Issuer to the Buyer shall not constitute acceptance of the offer.

In fulfillment of the Agreement on the acquisition of shares, the Buyer shall remit monetary funds to the settlement account of the Issuer indicated in clause 8.6. of the Resolution on the additional issue of securities and, in the event of payment for the shares by other than monetary funds, shall transfer property in payment for the shares in the manner stipulated in clause 8.6. of the Resolution on the additional issue of securities.

The placed shares shall be paid for in full by the Buyer by the time determined by the Resolution on the additional issue of securities and the Agreements on the acquisition of shares before credit entries are made in the personal/corporate accounts of the Buyers within the system for maintenance of the Issuer’s shareholders’ register (or of the nominal holder designated by the Buyer). At the same time, the credit entries in the personal/corporate accounts of the Buyers of the shares within the system for maintenance of the Issuer’s shareholders’ register (or of the nominal holder designated by the Buyer) may not be made earlier than the Placement Commencement Date or later than the Placement Completion Date for the additional shares.

In the event that, by the set deadline, the obligation to pay for the acquired shares has not been discharged or has been only partially discharged, the Issuer shall have the right to refuse to discharge the reciprocal obligation to hand over the shares to the Buyer.

In the event of partial discharge by the Buyer of the obligation to pay for the acquired shares, the Issuer shall have the right to discharge the reciprocal obligation to hand over shares to the Buyer in the amount paid for by the Buyer.

In the event of partial discharge by the Buyer of the obligation to pay for the acquired shares or complete refusal by the Issuer to discharge the reciprocal obligation to hand over the shares, if the Buyer has not made payment for the shares by the deadline mentioned above, the monetary funds

(non-monetary funds) received in partial payment for the share or, correspondingly, all the monetary funds (non-monetary funds) paid (transferred) by the Buyer for the shares shall be subject to return to the Buyer by bank transfer (in the established manner) within a maximum of 60 (sixty) days of the securities placement Completion Date to the bank details indicated in the Offer (in the manner established for return of non-monetary funds to the owner). In the event that the non-monetary funds consist of real estate, the Issuer shall return the real estate within a maximum of 90 (ninety) days of the securities placement Completion Date in the manner established for cancellation of transactions with real estate.

The Issuer shall be entitled not to notify the Buyer of its refusal to discharge the reciprocal obligation to hand over the shares (all or those not paid for by the Buyer, respectively) but, at the Issuer’s discretion, for the purpose of informing the Buyer, such a notification may be handed to the Buyer personally or through its authorized representative or be sent to the postal address and (or) the fax number and (or) the email address indicated in the Offer.

The Issuer’s obligation to hand over the placed securities to the Buyer shall be deemed discharged from the time the credit entry is made in the personal/corporate account of the Buyer or the nominal holder designated by the Buyer of the corresponding number of placed securities.

Placement of additional shares with persons exercising their pre-emptive right to acquire additional shares shall be carried out in the manner determined in clause 8.5. of the Resolution on the additional issue of securities.

Before expiry of the term for exercise of the pre-emptive right to acquire the placed securities set in clause 8.5. of the Resolution on the additional issue of securities, placement of the securities other than through exercise of the given pre-emptive right shall be prohibited.

Amendment and/or cancellation of agreements concluded on placement of shares shall be carried out on the grounds and in the manner envisaged by Chapter 29 of the Civil Code of the Russian Federation.

A pre-emptive right for the acquisition of securities shall be granted in the process of the securities placement

Securities shall be registered papers and the register of their holders shall be kept by the registrar.

The person to whom the Issuer issues (sends) a transfer order serving as the ground for making a credit entry in the personal/corporate account of the first buyer (the registrar, the first buyer), and also other terms for the issuance of the transfer order: No later than 5 (five) days from the expiry of the term of payment for the securities stipulated in clauses 8.3 and 8.6 of the Resolution on the additional issue of securities, provided that the Buyer pays for the securities in a procedure defined by clause 8.6 of the Resolution on the additional issue of securities; and no later than 3 (three) days before the completion date for the placement of securities the Issuer shall send the Issuer’s Registrar (Open joint stock company “Central Moscow Depositary”, Principal State Registration Number 1027700095730, register-keeping license No. 10-000-1-00255 of September 13, 2002 issued by the Federal Securities Market Commission) a transfer order serving as the ground for making a credit entry in the personal/corporate account of the Buyer or the nominee holder designated by the Buyer in the Offer.

The Registrar shall, within 3 (three) days from the moment of receiving a transfer order and no later than the completion date for the placement of securities, carry out an operation to debit from the Issuer’s securities account the amount of securities of the current additional issue indicated in the transfer order and credit them to the personal/corporate account of the Buyer or the nominee holder designated by the Buyer in the Offer.

Shares shall be deemed as placed from the date of making an entry in the register of shareholders – the holders of the Issuer’s registered securities – on the transfer of the securities to the personal/corporate account of the Buyer or the nominee holder designated by the Buyer in the Offer.

Placement of additional shares with persons exercising their pre-emptive right to acquire additional shares shall be carried out in the manner determined in clause 8.5. of the Resolution on the additional issue of securities.

It is intended to place some amount of the shares of this additional issue within the scope of the exercise of the pre-emptive right to acquire the placed shares (that is, on acquisition thereof by persons enjoying the pre-emptive right to acquire placed shares), including outside the Russian Federation by means of placement in accordance with the foreign law of relevant foreign securities confirming rights in relation to the additional shares. It is not intended to place shares of this additional issue with other buyers (outside the scope of the exercise of the pre-emptive right to acquire the placed shares) outside the Russian Federation by means of placement in accordance with the foreign law of relevant foreign securities confirming rights to the shares.

Securities shall not be placed by subscription through competitive bidding.

Shares shall be placed with the involvement of a professional securities market participant (a Broker) providing services to the Issuer for the placement of shares pursuant to an agreement on paid services signed with the Broker. One of the Brokers indicated below shall act in this capacity.

1) Full business name: Closed joint stock company Troika Dialog brokerage

Abbreviated business name: CJSC Troika Dialog brokerage

Place of business: 4 Romanov pereulok, Moscow, Russian Federation, 125009

Brokerage license No.: 177-04978-100000

Date of license issuance: April 13, 2001;

Term of license validity: indefinite

License issuing authority: Federal Financial Markets Service of Russia

2) Full business name: Joint stock commercial Sberegatelny bank of the Russian Federation (open joint stock company)

Abbreviated business name: OJSC Sberbank of Russia

Place of business: 19 Vavilova Street, Moscow, Russia, 117997

Brokerage license No.: 077-02894-100000

Date of license issuance: November 27, 2000

Term of license validity: indefinite

License issuing authority: Federal Financial Markets Service of Russia

3) Full business name: Closed joint stock company VTB Capital

Abbreviated business name: CJSC VTB Capital

Place of business: 3 Stolyarny pereulok, block 34, office 410, Moscow, 123022

Brokerage license No.: 177-11463-100000

Date of license issuance: July 31, 2008

Term of license validity: indefinite

License issuing authority: Federal Financial Markets Service of Russia

No later than the commencement of the period, during which offers may be filed for the acquisition of shares, the Issuer shall disclose information in the newswire of Interfax, and also on the website at: www.rushydro.ru, on one of the indicated Brokers who will be involved in providing services for the placement of shares.

The Broker’s basic functions for the provision of services to the Issuer for the placement of shares shall include the receipt and registration of offers, and also the dispatch of replies on behalf of the Issuer on offer acceptance to persons determined by the Issuer at the Issuer’s discretion from among the persons who have sent their offers.

The Broker shall have no obligation to acquire securities that have not been placed within a specified period of time.

The Broker shall have no duty to maintain the prices of placed securities at a certain level during a certain period after the completion of their placement (stabilization), and shall have no duty to provide market maker services.

The Broker shall have no right to acquire an additional amount of the Issuer’s securities from among the Issuer’s placed (outstanding) securities of the same type, category (class) with the securities subject to placement, which may be sold or unsold depending on the results of the securities placement.

An agreement with the Broker shall be signed after state registration of the share issue subject to placement but no later than the commencement of the period, during which offers for the acquisition of shares may be sent. The size of the Broker’s fee shall be defined in the agreement with the Broker and may depend on the results of the securities placement, with this fee not exceeding 1,500,000 (one million and five hundred thousand) rubles.

Along with the securities placement, there are no plans to offer for acquisition, including outside the Russian Federation, by way of placing relevant foreign securities, earlier placed (outstanding) securities of the issuer of the same type, category (class).

The Issuer shall not be a business entity of strategic importance for the country’s defense and national security and the signing of agreements on the disposal of the Issuer’s securities in favor of their first holders in the process of the securities placement shall not require decision-making on preliminary approval of the said agreements in accordance with the federal law “On the Procedure for Making Foreign Investment in Business Entities of Strategic Importance for Ensuring the Country’s Defense and National Security.”

8.4. The price (prices) or the procedure of determining the offering price of the securities:

The offering price of additional shares (including for persons on the list of persons enjoying a pre-emptive right for the acquisition of additional shares subject to placement) shall be determined by the Company’s Board of Directors in accordance with articles 36, 77 of the Federal Law on Joint Stock Companies.

Information on the price (the procedure of determining the price) of the securities placement shall be published by the Issuer in the newswire and on the website in the Internet. The Issuer shall publish information on the price (the procedure of determining the price) of the securities placement within the following timeframe before the commencement date for the securities placement:

•	in the newswire (Interfax) – within 1 day from the moment of passing a decision on determining the offering price but no later than the commencement date for the placement of the securities;

•	on the website at: www.rushydro.ru – within 2 days from the moment of passing a decision on determining the offering price but no later than the commencement date for the placement of the securities.

8.5. The procedure for the exercise of the pre-emptive right for the acquisition of securities subject to placement:

The date, as of which a list of persons enjoying a pre-emptive right for the acquisition of securities is compiled: April 30, 2009.

The procedure of notification on the possibility of exercising a pre-emptive right for the acquisition of securities subject to placement: A notice on the possibility of exercising a pre-emptive right to purchase securities subject to placement (hereinafter the Notice of the Pre-Emptive Right) shall be delivered after state registration of the additional issue of securities and no later than the commencement date for their placement, in a procedure stipulated by the Issuer’s Articles of Association (Charter) for notices of holding general meetings of shareholders.

In accordance with clause 10.11, article 10 of the Issuer’s Charter, a notice of holding a General Meeting of Shareholders is published by the Issuer in the newspaper Vedomosti, and is also posted on the Company’s website in the Internet.

Proceeding from the above-mentioned, the Issuer shall publish, after state registration of the additional issue of shares and no later than the commencement Date for the placement of additional shares, a Notice of the Pre-Emptive Right in the newspaper Vedomosti, and shall also post the Notice of the Pre-Emptive Right on the Issuer’s website in the Internet at: www.rushydro.ru.

A Notice of the Pre-Emptive Right shall also be published in the newswire of the news agency Interfax within 5 days from the moment the Issuer discharges in full its duties of Pre-Emptive Right Notification, namely, from the moment the Issuer accomplishes the last of the following actions: the Issuer publishes the Notice of the Pre-Emptive Right in the newspaper Vedomosti, and also posts the Notice of the Pre-Emptive Right on the Issuer’s website in the Internet at: www.rushydro.ru.

The Notice of the Pre-Emptive Right must contain information on the quantity of additional shares subject to placement, their offering price, the procedure for determining the quantity of securities, which may be purchased by each person enjoying a pre-emptive right for their acquisition, the procedure for such persons to submit applications to the Company and the timeframe for submitting such applications to the Issuer (hereinafter the Term of Validity of the Pre-Emptive Right).

The procedure for the exercise of the pre-emptive right for the acquisition of securities subject to placement, including the term of validity of the said pre-emptive right.

In accordance with articles 40, 41 of the Federal Law “On Joint Stock Companies,” the Issuer’s shareholders, the holders of ordinary shares that were entitled to participate in the General Meeting of the Company’s shareholders on June 10, 2009, which passed a resolution “On Enlarging the Company’s Authorized Capital,” have a pre-emptive right to acquire additional shares of the Issuer in an amount proportionate to the number of the Issuer’s ordinary shares held by them.

It is intended to place some amount of the shares of this additional issue within the scope of the exercise of the pre-emptive right to acquire the placed shares (that is, on acquisition thereof by persons enjoying the pre-emptive right to acquire placed shares), including outside the Russian Federation by means of placement in accordance with the foreign law of relevant foreign securities confirming rights in relation to the shares.

In the process of the exercise of the pre-emptive right to acquire securities subject to placement, Agreements on the acquisition of shares shall be signed with persons enjoying a pre-emptive right, including agreements on the acquisition of securities of a foreign issuer (hereinafter the Depositary Bank) subject to placement in accordance with foreign law and confirming rights in relation to the Issuer’s shares (hereinafter, Depositary Receipts) in the order described below.

Because the issue of Depositary Receipts is not subject to state registration in the Russian Federation, Depositary Receipts are offered for placement exclusively outside the Russian Federation; they may not and shall not be placed by the Issuer or publicly circulate on the territory of the Russian Federation. Shares shall be placed by way of placement of Depositary Receipts pursuant to an agreement between the Issuer and the Depositary Bank, in accordance with which the Depositary Bank shall issue Depositary Receipts.

Shares shall be placed through the placement of Depositary Receipts only on condition that the Issuer has a permission issued in accordance with the established procedure by the Federal Financial Markets Service for the placement and/or circulation of securities outside the Russian Federation, which is required in compliance with the legislation of the Russian Federation for the placement and subsequent circulation of the shares of this additional issue outside the Russian Federation.

The placement of the Issuer’s shares through the placement of foreign securities shall be understood to mean the transfer of the Issuer’s shares to the custody account of the Depositary Bank, which in accordance with foreign law shall be the issuer of relevant Depositary Receipts.

Additional shares shall be placed with persons enjoying a pre-emptive right for the acquisition of securities subject to placement pursuant to written applications filed by such persons (hereinafter, Applicants or Applicant in the singular) for the acquisition of securities (hereinafter, Applications, or Application in the singular).

Persons enjoying a pre-emptive right for the acquisition of securities subject to placement shall be entitled to exercise their pre-emptive right in full or in part in an amount proportionate to the amount of the Issuer’s ordinary registered shares held by them.

The pre-emptive right shall be valid for 210 (two hundred and ten) days. The Term of Validity of the Pre-Emptive Right shall commence from the moment the Issuer discharges in full its obligations of the Pre-Emptive Right Notification, namely, from the moment the Issuer accomplishes the last of the following actions: the Issuer publishes the Notice of the Pre-Emptive Right in the newspaper Vedomosti, and posts the Notice of the Pre-Emptive Right on the Issuer’s website in the Internet at: www.rushydro.ru.

Before expiry of the Term of Validity of the Pre-Emptive Right, placement of the securities other than through exercise of the given pre-emptive right shall be prohibited.

A person enjoying a pre-emptive right for the acquisition of securities subject to placement shall submit an Application during the Term of Validity of the Pre-Emptive Right.

An applicant shall be entitled to exercise in full or in part the applicant’s pre-emptive right by submitting an Application to the Issuer.

An Application shall contain the following data:

•	The title: “An Application to acquire JSC RusHydro share through the exercise of the pre-emptive right;”

•	The last name, name, patronymic (full business name) of the person enjoying a pre-emptive right to acquire securities subject to placement;

•	The taxpayer identification number of the person enjoying a pre-emptive right to acquire securities subject to placement (if available);

•	The place of residence (place of business) of the person enjoying a pre-emptive right to acquire securities subject to placement);

•	For private individuals – passport data (the date and place of birth; passport series and No., the date of passport issuance, the issuing authority);

•

For corporate entities – information on the registration of a corporate entity (including for Russian corporate entities – information on the state registration of a corporate entity/ entry into the Single State Register of Corporate Entities (the date, the registration authority, the No. of the corresponding certificate);

•	The quantity of the securities being acquired.

•

information on the method of payment for the shares subject to placement (cash or non-cash method) and, in the event that the shares are paid for with non-cash funds – the list and the characteristics of non-cash funds (property) (the list of non-cash funds, which may be used to pay for the shares is defined in clause 8.6 of the Resolution on the additional issue of securities) that are used to pay for the shares, namely:

•	in the event that the shares subject to placement are paid for with movable property, the following shall be indicated:

the name of the asset, the presumed money valuation of the property in the Applicant’s opinion, with an attached inventory document on the asset (asset inventory card) (if available);

•	in the event that the shares subject to placement are paid for with immovable property, the following shall be indicated:

the name of the asset, the presumed money valuation of the property in the Applicant’s opinion, with an attached extract from the Single State Register of the Rights to Real Estate and Real Estate Transactions on the titles to the asset, issued no more than 30 days before the date of submitting an Application;

•

in the event that the shares subject to placement are paid for with securities, the following shall be indicated: the type, category (class), form, par value, quantity, state registration No. of the securities issue, the name of the issuer of securities, the presumed money valuation of the securities in the Applicant’s opinion;

•

in the event that the shares subject to placement are paid for with property rights, the following shall be indicated: the name of the property right, the presumed money valuation of the property right in the Applicant’s opinion, with an attached document identifying the property right and confirming its existence;

•

in the event that the shares are paid for with non-cash funds, the following shall be indicated for each non-cash asset (object of civil law rights): the presumed money valuation of the corresponding non-cash assets in the Applicant’s opinion, at which the Buyer undertakes to contribute non-cash funds as payment for the shares subject to placement in the event that the money valuation of the said non-cash funds as determined by the Issuer’s Board of Directors corresponds to the money valuation of such assets indicated by the Applicant in the Application. The Applicant may indicate the money valuation in numerical expression in Russian rubles by one of the following methods:

•	the exact value, at which the Applicant undertakes to contribute non-cash funds as payment for shares;

•

the minimum value, at which the Applicant undertakes to contribute non-cash funds as payment for the shares. The minimum value indicates the Applicant’s offer to contribute non-cash funds as payment for the shares in accordance with the money valuation not less than the value indicated by the Applicant;

•

the maximum value, at which the Applicant undertakes to contribute non-cash funds as payment for the shares. The maximum value indicates the Applicant’s offer to contribute non-cash funds as payment for the shares in accordance with the money valuation not exceeding the value indicated by the Applicant;

•

the minimum and the maximum value, at which the Applicant undertakes to contribute non-cash funds as payment for the shares. The minimum and the maximum value indicate the Applicant’s offer to contribute non-cash funds as payment for the shares in accordance with any money valuation not less than the minimum value and not more than the maximum value indicated by the Applicant;

•

in the event that the shares are paid for with non-cash funds, an Application shall include a statement that the Applicant undertakes (or the Applicant does not undertake) to pay for the securities with cash in the event that the money valuation of property (non-cash funds) as defined in a procedure set by the Issuer’s Board of Directors fails to correspond to the money valuation indicated by the Applicant in the Application;

•

No. of the Applicant’s personal/corporate account in the register of holders of the Issuer’s registered securities, to which acquired shares will be transferred. If shares are required to be transferred to the nominee’s account in the register of holders of the Issuer’s registered securities – full business name of the depositary (hereinafter the First Level Depositary), data on the depositary’s state registration (Principal State Registration Number, the name of the state registration body, the date of state registration and making an entry on the depositary in the Single State Register of Corporate Entities), No. of the Applicant’s custody account, No. and date of the depositary agreement concluded between the depositary and the Applicant (in relation to securities subject to placement). If the Applicant’s custody account is maintained by a nominee holder (in relation to the securities subject to placement), who, in turn, has a deposit account with the First Level Depositary, the Application shall indicate the full business name of the said nominee holder, the data on the state registration of the said nominee holder (hereinafter the Second Level Depositary), (Principal State Registration Number, the name of the state registration body, the date of state registration and making an entry on the depositary in the Single State Register of Corporate Entities), No. of the Applicant’s custody account, No. and date of the depositary agreement concluded between the depositary and the Applicant (in relation to securities subject to placement), full business name of the First Level Depositary, details of the inter-depositary agreement signed between the First Level Depositary and the Second Level Depositary (and so forth, this information is indicated down to the nominee holder, with whom the Applicant has a custody account (in relation to the securities subject to placement).

•	the Applicant’s bank details for money refund;

•

the Applicant’s contact data (postal address, fax with the indication of the international code, e-mail address) for the purposes of informing the Applicant about the results of considering the Applicant’s Application.

•	an indication to a document attached to the Application confirming payment by the Applicant for the placed securities.

An Application shall include a document on the payment for the securities.

The Issuer may determine a recommended form of the Application. In this case, the form of the Application shall be published on the website in the Internet at: www.rushydro.ru no later than the commencement date for the Term of Validity of the Pre-Emptive Right.

The Applicant shall pay for the placed shares in a procedure set in clause 8.6 of the Resolution on the additional issue of securities.

An Application shall be signed by the person enjoying a pre-emptive right for the acquisition of securities subject to placement (or the person’s authorized representative with an attached original or notarized copy of a duly prepared power of attorney or another document confirming the representative’s powers) and, for corporate entities, shall have the imprint of a seal (if available).

The Applicant shall be liable for the authenticity of data indicated in the Application and their compliance with the information in the register of the Issuer’s shareholders.

Applications shall be received daily from 10:00 a.m. to 17:00 p.m. Moscow time, except Saturday, Sunday and non-working holiday days at the address: JSC Central Moscow Depositary, 34 Bolshaya Pochtovaya Street, block 8, Moscow, Russian Federation, 105082.

The postal address to submit Applications: JSC Central Moscow Depositary, 34 Bolshaya Pochtovaya Street, block 8, Moscow, Russian Federation, 105082.

Applications shall be registered in the register of Applications with the indication of the receipt date of each Application.

The Issuer may deny the person, who has sent an Application, the possibility to exercise a pre-emptive right, in the event that:

•	the Application fails to correspond to the requirements stipulated in clause 8.5 of the Resolution on the additional issue of securities;

•	the Application fails to identify the person, on whose behalf it has been submitted, as the person enjoying a pre-emptive right to acquire securities subject to placement;

•	the Application was received by the Issuer upon the expiry of the Term of Validity of the Pre-Emptive Right.

In the event that the Issuer refuses to accept the Application, the monetary funds (non-monetary funds) received by the Issuer in payment for the shares shall be subject to return to the Applicant by bank transfer (in the established manner) within a maximum of 60 (sixty) days from the expiry date of the Term of Validity of the Pre-Emptive Right to the bank details indicated in the Application (in the manner established for return of non-monetary funds to the owner). In the event that the non-monetary funds consist of real estate, the Issuer shall return the real estate within a maximum of 90 (ninety) days from the expiry date of the Term of Validity of the Pre-Emptive Right in the manner established for cancellation of transactions with real estate.

In the event that an Application indicates the number of shares smaller than the amount of shares paid for in accordance with the document on the payment for the placed shares, such Application shall be accepted by the Issuer in relation to the number of the shares indicated in the Application. In this case, the Issuer shall, within a maximum of 60 (sixty) days from the expiry date of the Term of Validity of the Pre-Emptive Right, return to the Applicant the monetary funds (non-monetary funds) exceeding the value of the placed shares whose number was indicated in the Application, received by the Issuer in payment for the shares, to the bank details indicated in the Application (in the manner established for return of non-monetary funds to the owner). In the event that the non-monetary funds consist of real estate, the Issuer shall return the real estate within a maximum of 90 (ninety) days from the expiry date of the Term of Validity of the Pre-Emptive Right in the manner established for cancellation of transactions with real estate.

In the event that an Application indicates the number of shares larger than the amount of shares paid for in accordance with the document on the payment for the placed shares, the Applicant shall be deemed to have exercised the pre-emptive right for the acquisition of shares in relation to the number of the shares which have been paid for.

In the event that the number of shares indicated in the Application exceeds the number of shares, which an Applicant is entitled to acquire, an Application shall be accepted, given the observance of all other conditions, to the extent of the maximum possible number of whole shares for the said person in accordance with the calculation procedure indicated below. In this case, the Issuer shall, within a maximum of 60 days from the expiry date of the Term of Validity of the Pre-Emptive Right, return to the Applicant the monetary funds (non-monetary funds) exceeding the value of the shares whose maximum possible number is allowed for acquisition by this Applicant, which were received by the Issuer in payment for the shares, to the bank details indicated in the Application (in the manner established for return of non-monetary funds to the owner). In the event that the non-monetary funds consist of real estate, the Issuer shall return the real estate within a maximum of 90 (ninety) days from the expiry date of the Term of Validity of the Pre-Emptive Right in the manner established for cancellation of transactions with real estate.

The maximum number of additional shares, which a person may acquire through the exercise of the person’s pre-emptive right for the acquisition of the Issuer’s additional shares, shall be proportionate to the number of the Issuer’s ordinary registered shares held by such person as of April 30, 2009 and shall be determined in accordance with the following formula:

X = Y x (19 000 000 000 / 269 695 430 802), where

X is the maximum number of additional shares of this additional issue, which may be acquired by a person enjoying a pre-emptive right for the acquisition of placed securities;

Y is the number of the Issuer’s ordinary registered shares held by the pre-emptive right holder as of April 30, 2009 (the date of drawing up a list of persons entitled to participate in the extraordinary General Meeting of the Issuer’s Shareholders, which passed a resolution “On Enlarging the Company’s Authorized Capital”);

19 000 000 000 (nineteen billion) is the number of additional ordinary shares to be placed by the Issuer in accordance with the Resolution on the additional issue of securities;

269 695 430 802 (two hundred and sixty-nine billion, six hundred and ninety-five million, four hundred and thirty thousand, eight hundred and two) is the number of the Issuer’s placed ordinary registered shares.

If the calculation of the amount of additional shares, to the extent of which a pre-emptive right holder may exercise its right in respect of additional shares, results in a fractional number, such a holder may acquire a part of an additional share placed (a fractional share) corresponding to the fractional part of the resulting number.

A fractional share shall grant the shareholder – its owner – the rights provided by the share of the corresponding category in an amount corresponding to the part of the whole share it represents.

Fractional shares shall circulate along with whole shares.

The rights to fractional shares shall be registered in the system of register-keeping on the personal/corporate accounts of registered persons without round-off.

In the event that fractional shares are created as a result of the exercise by shareholders of their pre-emptive rights, the remaining part of additional shares shall not be subject to placement thereafter. After the expiry date for the placement of additional shares and state registration of a report on the results of the additional issue of the Issuer’s securities, the remaining unplaced fractional parts of shares shall be annulled.

A contract on the acquisition of additional shares shall be deemed signed with the person exercising its pre-emptive right in respect of additional shares from the moment the Issuer receives an Application for acquisition of additional shares with the attached document on payment for them.

In the event that an Application for acquisition of additional shares with the attached documents on payment for them is submitted to the Issuer before the commencement date for the placement of additional shares, corresponding contracts shall be deemed signed on the commencement date for the placement of the Issuer’s shares of this additional issue.

In the process of concluding an agreement with the pre-emptive right holder on the acquisition of placed securities, the parties may by their mutual consent simultaneously prepare an agreement in the form of a single document in compliance with article 434 of the Civil Code of the Russian Federation. This document, which shall be signed by the parties, shall have the number of copies to be agreed by the parties.

An agreement with the pre-emptive right holder on the acquisition of shares, under which shares subject to placement are paid for with real estate shall be signed in compliance with the requirements of civil law on real estate transactions.

To sign an Agreement on the acquisition of shares, the Applicant shall apply during the Term of Validity of the Pre-Emptive Right daily from 10:00 a.m. to 17:00 p.m. Moscow time, except Saturday, Sunday and non-working holiday days at the address: JSC RusHydro, 51 Architect Vlasova Street, Moscow, Russian Federation. The agreement shall be signed within a maximum of 10 (ten) days from the date the Applicant submits an Application and on condition that as of the moment of such application the Issuer’s Board of Directors determines the market value of the property, if the Applicant intends to pay for the securities with non-monetary funds.

In the event that an Applicant intends to pay for the placed securities with non-monetary funds, the Board of Directors of the Issuer shall, during the Term of Validity of the Pre-Emptive Right and no later than 20 (twenty) days before the expiry of the Term of Validity of the Pre-Emptive Right, determine in accordance with article 77 of the Federal Law “On Joint-Stock Companies” the monetary valuation of the property contributed in payment for the shares of this additional issue as part of the procedure for the exercise of the pre-emptive right for the purchase of placed securities.

Within a maximum of 5 (five) days from the moment the Board of Directors passes a resolution, the Issuer shall notify the relevant Applicant of the amount of the monetary valuation of the property determined by the Board of Directors, by forwarding a letter to the postal address and (or) fax number and (or) email address indicated in the Application.

The shares acquired as a result of the exercise of the pre-emptive right for the acquisition of shares of this additional issue shall be transferred to the corresponding account only after they have been paid for in full.

Within a period of no later than 2 (two) days from the expiry of the Term of Validity of the Pre-Emptive Right, the Issuer shall send to the Issuer’s registrar (Open Joint Stock Company “Central Moscow Depositary,” Principal State Registration Number. 1027700095730, register-keeping license No. 10-000-1-00255 of September 13, 2002 issued by the Federal Securities Market Commission) a transfer order serving as the ground for making a credit entry in the personal/corporate account of the Applicant or the nominee holder designated by the Applicant in the Application.

The Registrar shall, within a maximum of 3 (three) days from the moment of receiving a transfer order, carry out an operation to debit from the Issuer’s securities account the amount of securities of the current additional issue indicated in the transfer order and credit them to the personal/corporate account of the Applicant or the nominee holder designated by the Applicant in the Application.

Securities shall be deemed as placed from the date of making an entry in the register of shareholders – the holders of the Issuer’s securities – on the transfer of the securities to the personal/corporate account of the person exercising a pre-emptive right or the nominee holder designated by the Applicant in the Application.

The term of validity of the said pre-emptive right: The pre-emptive right shall be valid for 210 (two hundred and ten) days. The Term of Validity of the Pre-Emptive Right shall commence from the moment the Issuer discharges in full its obligations of the Pre-Emptive Right Notification, namely, from the moment the Issuer accomplishes the last of the following actions: the Issuer publishes the Notice of the Pre-Emptive Right in the newspaper Vedomosti, and posts the Notice of the Pre-Emptive Right on the Issuer’s website in the Internet at: www.rushydro.ru.

Before expiry of the Term of Validity of the Pre-Emptive Right, placement of the securities other than through exercise of the given pre-emptive right shall be prohibited.

The procedure for summing up the results of the exercise of a pre-emptive right for the acquisition of securities subject to placement: The results of the exercise of the pre-emptive right to acquire additional shares shall be summed up by the Issuer’s one-man executive body within 5 (five) days from the expiry date of the Term of Validity of the Pre-Emptive Right.

The procedure for information disclosure on the results of the exercise of the pre-emptive right for the acquisition of securities subject to placement: The Issuer shall disclose information on the results of the exercise of the pre-emptive right by way of a notice within the following timeframes from the date the results of the exercise of the pre-emptive right are summed up:

•	newswire of Interfax – within 4 (four) days;

•	website in the Internet at: www.rushydro.ru – within 5 (five) days.

8.6. The terms and procedure of payment for securities

The terms and procedure of payment for securities: The purchase of securities under the present additional issue envisages for two forms of payment: monetary and non-monetary.

The offered shares shall be paid for in full by their Purchasers (Applicants) within the periods specified in the Resolution on the Additional Issue of Securities, Share Purchase Agreements prior credit entries are made in the personal accounts of Share Purchasers’ (Applicants’) (nominee holders, indicated by Purchasers (Applicants)) in the register keeping system.

If the securities are paid for in cash, the purchaser (Applicant) shall transfer monetary funds in the currency of the Russian Federation to the Issuer’s settlement account, indicated in item 8.6 of the Resolution on the Additional Issue of Securities.

The payment for additional shares being placed can be made in one or several payment forms provided for in the Resolution on the Additional Issue of Securities, subject to compliance with the established payment procedure envisaged for each type of assets accepted as payment for additionally placed shares of the Issuer.

The obligation to pay for the shares subject to placement shall be deemed performed from the date on which the funds are credited to the Issuer’s settlement account and/or non-monetary assets are transferred to the Issuer’s ownership in the manner indicated below. Securities of the present additional issue shall be credited to the personal accounts of Purchasers (Applicants) (personal accounts of nominee holders, as indicated by the Purchasers (Applicants)) in the register of registered securities owners only after they have been paid up in full.

Additional shares shall be paid for in cash in the rubles of the Russian Federation by means of a bank transfer to the Issuer’s settlement account, indicated in item 8.6 of the Resolution on the Additional Issue of Securities.

Payment period: The Applicant shall pay for the purchased shares in full within the Pre-emptive Right Validity Period. The purchased shares shall be fully paid for by the Purchaser, who has received the Issuer’s reply on the Offer’s acceptance, within 40(forty) days of Acceptance Mailing Period Expiry Date.

The method of payment in ready cash is not envisaged.

Non-monetary method of payment is envisaged.

Non-monetary payment form: bank transfer order.

Bank account details for transferring funds as payment for the shares:

Account owner: Open Joint Stock Company RusHydro (TIN 2460066195)

Full name of the financial institution: Joint Stock Commercial Savings Bank of the Russian Federation (open joint stock company)

Abbreviated name of the financial institution: JSC Sberbank of Russia

Place of business of the financial institution: 19 ul. Vavilova, Moscow, 117997, Russia

Settlement account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225,

TIN of the bank 7707083893

Non-monetary method of payment is envisaged.

A list of assets:

(1) Shares of the following joint stock companies:

OJSC Boguchanskaya HPP (PSRN 1022400828119);

JSC Geotherm (PSRN 1024101023429);

JSC ZHS (PSRN 1021500822001);

OJSC KamGEK (PSRN 1024101019469);

OJSC Kolimaenergo (PSRN 1024900959467);

OJSC Pavlodolskaya hydropower plant (PSRN 1041500751016);

OJSC Gidromontazh Group (PSRN 1027739318815);

OJSC Ust-Srednekanskaya HPP (PSRN 1074910002310);

(2) Movable and immovable assets used for the purpose of production, transfer, dispatching control, distribution and sale of electrical power, and those relating to the operation (construction included) of the hydroelectric power plants of the Cascade of HPPs (HPP-1, HPP-2 and HPP-3) on the Tolmachev River and the Apacha – MHPP 110 kV power line on the Tolmachev River (Kamchatka Territory), as well as property rights (including right of claim) relating to the said business.

The terms of payment and documents executed under this method of payment: Payment for the shares subject to placement may be effected using one or several methods of payment provided for by the Resolution on the Additional Issue of Securities, subject to compliance with the established payment procedure envisaged for each type of assets accepted as payment for additionally placed shares of the Issuer.

The obligation to pay for the shares being placed shall be deemed performed from the date on which the funds are credited to the Issuer’s settlement account and/or non-monetary assets are transferred to the Issuer’s ownership in the manner indicated below.

Securities of the present additional issue shall be credited to the personal accounts of Purchasers (Applicants) (personal accounts of nominee holders, as indicated by the Purchasers (Applicants)) in the register of registered securities owners, only after the securities have been paid up in full and no later than the Securities Placement Expiry Date (within the timeframe specified in the Resolution on the Additional Issue of Securities).

In case the shares are paid for in non-monetary form and the value of assets transferred as payment for additional shares exceeds the overall value of the additional shares, which the Purchaser (Applicant) has declared to acquire, the Issuer shall return the difference between the value of assets contributed as payment for additional shares and the value of additional shares, which the Purchaser has declared to buy. The said difference shall be returned to the Purchaser of Shares in the monetary form in the rubles of the Russian Federation by crediting them to the bank account, the details of which are indicated in the Offer (Application), and if such details are not specified in the Offer (Application), the bank details indicated in the Purchaser’s (Applicant’s) claim for the return of funds.

In case the shares are paid for in non-monetary form and the value of assets transferred as payment for additional shares is less than the overall value of the additional shares, which the Purchaser (Applicant) has declared to acquire, the Purchaser shall pay in cash the difference between the value of the additional shares, the Purchaser (Applicant) has declared to acquire, and the value of assets contributed as payment for them in the rubles of the Russian Federation. If the Purchaser (Applicant) does not pay the additional sum of the said difference within the period specified for additional shares payment, the Issuer renounces to satisfy the counter-obligation to transfer shares, that have not been paid for by the Purchaser (Applicant), and to implement the relevant Share Purchase Agreement with respect to shares which have not been paid for by the person who is buying those shares. This agreement shall be deemed amended form the date of making an entry in the personal account of the Purchaser (Applicant) (personal account of a nominee holder, indicated by the Purchaser (Applicant) in the Offer (Application)) about crediting the paid-up number of shares.

Payment for the shares subject to placement in non-monetary assets shall be made:

•

If the shares subject to placement are paid for with movable assets, by the Issuer and the Purchaser (Applicant) signing an assets acceptance deed. In this case the date of signing the said acceptance deed is deemed to be the date of payment for additional issue shares subject to placement;

•

If the shares subject to placement are paid for with immovable assets, by the Issuer and the Purchaser (Applicant) signing an agreement and an immovable assets acceptance deed, executed in compliance with the requirements of laws on state registration of titles to immovable assets and transactions therewith and procedures of state registration of titles to immovable property. In this case the date of state registration of the transfer to the Issuer of the title to immovable property is deemed to be the date of payment for shares subject to placement;

•

If the shares are paid for with securities, by securities transfer in the manner provided for by law. In this case the date of securities crediting to the Issuer’s personal account (the Issuer’s custody account held with a nominee holder) in the securities issuer register shall be deemed the date of payment for the shares subject to placement.

•

If the shares subject to placement are paid for with property rights, by the Issuer and the Purchaser (Applicant) signing a document confirming the assignment of such rights (transfer of the relevant rights to the Issuer) as provided for by law. In this case the date of signing of the said assignment document or the date of state registration of the relevant rights transfer to the Issuer, provided such registration is envisaged by law, shall be deemed to be the date of payment for the shares subject to placement.

Information about the appraiser(s) engaged to assess the market value of the assets contributed as payment for the shares being placed:

In conformity with the resolution on securities placement, the following appraisers may be engaged to assess the market value of the assets contributed as payment for the shares subject to placement (as of the date of approving and signing the Resolution on the Additional Issue of Securities and the Securities Issue Prospectus none of the said appraisers has been engaged by the Issuer):

No	Surname, first name and patronymic of the appraiser	Information about membership in a self-regulating organization of appraisers		Full and abbreviated corporate names and place of business of the legal entity with which the appraiser concluded an employment agreement, its PSRN. The appraiser’s phone and fax numbers and e-mail address
		Full name and the place of business of the self-regulating organization of appraisers	Registration number and date of the appraiser’s registration in the register of the self-regulating organization of appraisers

1.

Edomsky Sergei Rudolfovich

Shaskolsky Aleksei Igorevich

Bogatova Ekaterina Mihailovna

Burdaeva Ekaterina Aleksandrovna

Shablya Egor Yaroslavovich

Vasilyeva Polina Sergeevna

Lindkvist Anna Eduardovna

Biryukov Vitaly Valeryevich

Ivanova Natalya Pavlovna

Dumenkova Irina Igorevna

Buharin Nikolai Alekseevich

Zvidrin Mihail Vladimirovich

Demicheva Svetlana Mihailovna

Dyadin Aleksandr Gennadyevich

Bakanova Lyudmila Evgenyevna

All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy Basmanny per., Office 5, 107078, Moscow

No. 002797 dated 10.01.2008

No. 002795 dated 10.01.2008

No. 002713 dated 10.01.2008

No. 002812 dated 14.01.2008

No. 002794 dated 10.01.2008

No. 002718 dated 10.01.2008

No. 002753 dated 10.01.2008

No. 003225 dated 28.01.2008

No. 002829 dated 14.01.2008

No. 003240 dated 28.01.2008

No. 002173 dated 24.12.2007

No. 004297 dated 17.04.2008

No. 004959 dated 22.09.2008

No. 001680 dated 29.11.2007

No. 004884 dated 05.09.2008

Limited liability company Institute of Private Enterprise Studies (LLC IPES), Postal address: 92 ul. Marata, St. Petersburg, 191119 PSRN 1027800561458 + 7 (812) 703-40-41 mail@ipp.spb.ru

2.

Shepelev Vladimir Borisovich

Abramov Konstantin Alekseevich

Babanin Evgeny Nikolaevich

Baulina Maiya Borisovna

Voronina Elena Konstantinovna

Gosteva Ekaterina Dmitrievna

Dyatlov Evgeny Gennadyevich

Erhova Darya Andreevna

Zenina Liliya Vladimirovna

Kurkova Olga Valerevna

Nikitenko Oksana Vasilyevna

Prosvirnina Irina Vasilyevna

Pushkina Lidiya Sergeevna

Rubicheva Ekaterina Aleksandrovna

Firsova Oksana Viktorovna

Hassan Elena Vladimirovna

Shkadova Galina Andreevna

Popova Elena Yuryevna

Vohmin Ivan Vladimirovich

Non-commercial partnership Self-regulating organization National Board of Appraisers (NP SRO NBA) Place of business: 34V, Sofiiskaya naberezhnaya, 115035, Moscow

No. 00006 dated 24.02.2009

No. 01529 dated 26.03.2008

No. 1762 dated 04.12.2008

No. 01731 dated 20.10.2008

No. 01815 dated 04.03.2009

No. 01531 dated 26.03.2008

No. 01532 dated 26.03.2008

No. 01533 dated 26.03.2008

No. 01534 dated 26.03.2008

No. 01732 dated 20.10.2008

No. 01535 dated 26.03.2008

No. 01537 dated 26.03.2008

No. 01538 dated 26.03.2008

No. 01817 dated 04.03.2009

No. 01826 dated 23.03.2009

No. 01777 dated 14.01.2009

No. 01825 dated 23.03.2009

No. 01536 dated 26.03.2008

No. 01816 dated 04.03.2009

Limited liability company OTKRYTIYE – Corporate Finances (LLC OTKRYTIYE – Corporate Finances) Postal address: 19, Protopopovsky pereulok, Bldg 10, PSRN 1027739184307 + 7 (495) 777-56-09 invest@open.ru
	Gomzin Lavrenty Sergeevich Konova Olga Ivanovna Osoka Dmitry Nikolaevich	Non-commercial partnership Union of Professional Appraisers (NP SMAOs) Place of business: 72 Lenigradsky prospect, Bldg 4, entrance 2, 4th floor, Office 2404, 125315 Moscow	No. 1040 dated 26.11.2007 No. 337 dated 03.07.2007 No. 738 dated 05.09.2007

3.

Aleksandrov Sergei Yuryevich

Borodin Ruslan Viktorovich

Galickaya Anjelika Viktorovna

Galicky Dmitry Stanislavovich

Erpulev Viktor Petrovich

Livshic Valery Lvovich

Loiko Violetta Valeryevna

Kurykina Liliya Fedorovna

Martynov Aleksandr Leonidovich

Redkozubova Lyubov Vladimirovna

All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy Basmanny per., Office 5, 107078, Moscow

No. 003548 dated 11.02.2008

No. 00918 dated 18.10.2008

No. 002179 dated 24.12.2007

No. 002306 dated 25.12.2007

No. 002820 dated 14.01.2008

No. 002223 dated 24.12.2007

No. 004715 dated 16.06.2008

No. 001978 dated 18.12.2007

No. 004033 dated 18.03.2008

No. 002865 dated 14.01.2008

Closed Joint Stock Company Otechestvo (CJSC Otechestvo) Postal address: 151 Prospect Lenina, 400009, Volgograd PSRN 1023402456626 + 7 (495) 766-06-91 info@otechestvo-consult.ru

4.	Artemenkov Igor Lvovich Buryhina Irina Mihailovna Glinkina Oksana Evgenyevna Ionova Olesya Aleksandrovna	All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy	No. 000002 dated 09.07.2007 No. 004959 dated 22.09.2008 No. 000078 dated 09.07.2007 No. 002953 dated 17.01.2008	Closed Joint Stock Company International Valuation Centre (CJSC IAC) Postal address: 21 ul. Novaya

	Kamaeva Yuliya Aleksandrovna Kuzovenkova Svetlana Aleksandrovna Mironov Valery Viktorovich Prockova Larisa Anatolyevna Chernenkova Olga Sergeevna Djoruhyan Lusine Lavrentyevna	Basmanny per., Office 5, 107078, Moscow	No. 005015 dated 17.10.2008 No. 01703 dated 04.12.2007 No. 01986 dated 18.12.2007 No. 01715 dated 04.12.2007 No. 004969 dated 22.09.2008 No. 001692 dated 04.12.2007	Basmannaya, Bldg 1, 107078, Moscow PSRN 1027739313766 + 7 (499) 261-56-53 ivc@valuation.ru

5.	Smirnov Aleksandr Petrovich Drambovich Nikita Nikolaevich Silina Lyudmila Vasilyevna	Non-commercial partnership Union of Professional Appraisers (NP SMAOs) Place of business: 72 Lenigradsky prospect, Bldg 4, entrance 2, 4th floor, Office 2404, 125315 Moscow	No.1592 dated 22.01.2008 No.406 dated 06.07.2007 No.405 dated 06.07.2007	Limited liability company LAIR (LLC LAIR) Postal address: 40 ul. Fushtadskaya, Office 2, 191123, St. Petersburg PSRN 1027807581141 + 7 (812) 273-71-31 mail@lair.sp.ru
	Guseva Irina Vasilyevna Chevdar Svetlana Sergeevna	Non-commercial partnership Self-regulating organization National Board of Appraisers (NP SRO NBA) Place of business: 34V, Sofiiskaya naberezhnaya, 115035, Moscow	No.00009 dated 17.01.2008 No.00509 dated 18.01.2008

6.

Neiman Evgeny Iosifovich

Markova Svetlana Gennadyevna

Chernyh Nikolai Vyacheslavovich

Suloev Mihail Ivanovich

Sherchenkov Aleksei Aleksandrovich

Ershov Vladimir Stepanovich

Dubinsky Vadim Aleksandrovich

Vinokurov Aleksandr Anatolyevich

Yakubenko Dmitry Igorevich

Kuzmina Galina Leonidovna

Arbitman Lidiya Pavlovna

All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy Basmanny per., Office 5, 107078, Moscow

No.000339 dated 17.07.2007

No.000448 dated 24.07.2007

No.000487 dated 24.07.2007

No. 000690 dated 15.08.2007

No. 000492 dated 24.07.2007

No. 000423 dated 24.07.2007

No. 000420 dated 24.07.2007

No. 000797 dated 03.09.2007

No.000834 dated 03.09.2007

No.002496 dated 29.12.2007

No.000911 dated 18.09.2007

Closed joint stock company Development and Organization of Complex Appraisal Experts (CJSC ROSEKO) Place of business: 13 Khodynsky bulvar, Office 23, 125252, Moscow

PRSN 1037739311257

+ 7 (495) 984-74-51

roseco@roseco.ru

7.	Batyrov Andrei Vladislavovich Mironov Maksim Evgenyevich Lykov Pavel Alekseevich Moiseenkov Anton Ruslanovich Straistar Vasily Viktorovich Zhatkova Taisiya Ivanovna Nikolaeva Inna Valeryevna	Non-commercial partnership Self-regulating organization National Board of Appraisers (NP SRO NBA) Place of business: 34V, Sofiiskaya naberezhnaya, 115035, Moscow	No. 00597 dated 26.12.2007 No. 00610 dated 26.12.2007 No. 00601 dated 26.12.2007 No. 01640 dated 05.08.2008 No.01716 dated 01.10.2008 No.00580 dated 29.12.2007 No.00581 dated 29.12.2007

Limited liability company Appraisal, Examination and Consulting Agency (LLC Appraisal, Examination and Consulting Agency)

Postal address: 182, ul. Krasnaya, Office 48, 350063, Krasnodar

PSRN 1022301427081

+ 7 (861) 268-66-00

post2005@aoek.ru

	Kulikov Igor Yuryevich Anch Anatoly Sergeevich	Non-commercial partnership Self-regulating Organization of the Association of Russian Certified Appraisers Place of business: 1 Klimentovsky pereulok, Office 305, 115184, Moscow	No.716 dated 14.12.2007 No. 717 dated 14.12.2007
	Amelchenko Viktor Sergeevich	Non-commercial partnership Self-regulating Interregional Association of Appraisers Place of business: 72 Leningradsky Prospekt, Bldg 4, Office 2404, 125315, Moscow	No.1172 dated 12.12.2007

8.

Ivanov Aleksandr Sergeevich

Baranova Elena Sergeevna

Dmitrieva Elena Borisovna

Knyazeva Tatyana Alekseevna

Kuvaldin Dmitry Andreevich

Kucher Dmitry Dmitrievich

Landa Leonid Petrovich

Madekina Elena Pavlovna

Marinenko Alena Vladimirovna

Martemyanov Aleksei Vladimirovich

Panina Marina Mihailovna

Pisarev Andrei Viktorovich

Pyatyhin Aleksandr Vladimirovich

Stanyukovich Vladimir Nikolaevich

Tishakov Sergei Leontyevich

Shmelev Yury Evgenyevich

Balkovaya Natalya Evgenyevna

Egorov Gennady Nikolaevich

Huhrina Ekaterina Vladimirovna

Non-commercial partnership Self-regulating organization National Board of Appraisers (NP SRO NBA) Place of business: 34V, Sofiiskaya naberezhnaya, 115035, Moscow

No. 00004 dated 18.01.2008

No. 00932 dated 18.01.2008

No. 00933 dated 18.01.2008

No. 01466 dated 13/03/.2008

No. 00003 dated 18.01.2008

No. 01294 dated 05.02.2008

No. 00010 dated 18.01.2008

No. 00934 dated 18.01.2008

No. 01296 dated 05.02.2008

No. 01293 dated 01.02.2008

No. 01295 dated 05.02.2008

No. 00935 dated 18.01.2008

No. 01465 dated 13.03.2008

No. 00931 dated 18.01.2008

No. 00930 dated 18.01.2008

No. 00936 dated 18.01.2008

No. 01223 dated 23.01.2008

No. 00980 dated 06.12.2008

No. 01232 dated 23.12.2008

Closed joint stock company Russian Appraisal (CJSC Rosotsenka) Postal address: 35, ul. Nizhhaya Krasnoselskaya, Bldg 49, 105066, Moscow + 7 (495) 775-00-50 root@rosocenka.com
	Voroncova Olga Sergeevna Inogamov Sergei Faizullaevich	All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy Basmanny per., Office 5, 107078, Moscow	No. 001281 dated 24.10.2007 No. 001282 dated 24.10.2007
	Voroncov Maksim Vladimirovich	Non-commercial partnership Union of Professional Appraisers (NP SMAOs) Place of business: 72 Lenigradsky prospect, Bldg 4, entrance 2, 4th floor, Office 2404, 125315 Moscow	No. 2695 dated 01.10.2008
Rojkov Mihail Yuryevich

Interregional self-regulating non-commercial organization –

non-commercial partnership

Union of Professional Experts and Appraisers (ISNO NC UPEA)

Place of business: 6A, 4th ul. 8 Marta, 125167, Moscow

No. 719.50 dated 29.07.2008

9.

Kushlyansky Oleg Aleksandrovich

Beloshnichenko Andrei Mihailovich

Gurevich Veniamin Lvovich

Esina Galina Anatolyevna

Pavlenko Dmitry Petrovich

Chulin Aleksei Aleksandrovich

Usacheva Elena Viktorovna

Krasnokutsky Konstantin Aleksandrovich

Suprunenko Galina Ivanovna

Kubatin Vladimir Ivanovich

All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy Basmanny per., Office 5, 107078, Moscow

No. 01894 dated 13.12.2007

No. 01859 dated 13.12.2007

No. 01869 dated 13.12.2007

No. 003570 dated 11.02.2008

No. 003525 dated 06.02.2008

No. 001922 dated 13.12.2007

No. 005117 dated 28.10.2008

No. 005350 dated 02.02.2009

No. 005116 dated 28.10.2008

No. 005115 dated 28.10.2008

Closed joint stock company ENPI Consult (CJSC ENPI Consult) Postal address: 14 Dukhovskoi pereulok, 115191, Moscow PSRN 1027700283566 + 7 (495) 954-47-26 npg@npg.ru

10.	Vasenin Mihail Yuryevich Ikonnikova Anjelika Mihailovna Ermak Natalya Viktorovna Radionova Olga Nikolaevna	Non-commercial partnership Self-regulating organization National Board of Appraisers (NBA) Place of business: 34V, Sofiiskaya naberezhnaya, 115035, Moscow	No. 00008 dated 24.12.2007 No. 01524 dated 26.03.2008 No. 01686 dated 19.09.2008 No.01652 dated 03.06.2008	Limited liability company Expert Consulting Group (LLC CG Expert) Postal address: 1/14 ul. Anny Severyanovoi, 123100, Moscow PSRN 1027739255730 + 7 (495) 707-23-00 info@expertgroup.ru
	Ignatyeva Maiya Arturovna Rodionov Aleksandr Borisovich Vinogradov Viktor Vladislavovich	All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy Basmanny per., Office 5, 107078, Moscow	No. 001530 dated 21.11.2007 No. 003447 dated 04.02.2008 No. 002063 dated 21.12.2007
	Savichev Aleksandr Leonidovich Agafonov Andrei Gennadyevich Nerezenko Karina Sergeevna	Non-commercial partnership Self-regulating Interregional Association of Appraisers Place of business: 72 Leningradsky Prospekt, Bldg 4, Office 2404, 125315, Moscow	No. 06390 dated 17.12.2007 No. 06391 dated 20.12.2007 No. 1196 dated 17.12.2007
Gubaev Sergei Mihailovich

Interregional self-regulating non-commercial organization –

non-commercial partnership

Union of Professional Experts and Appraisers (ISNO NC UPEA)

Place of business: 6A, 4th ul. 8 Marta, 125167, Moscow.

No. 3777 dated 15.10.2007

11.	Moshkovich Boris Efimovich Kozlov Nikolai Aleksandrovich Cvetkova Mariya Aleksandrovna Savihina Elena Nikolaevna

Interregional self-regulating non-commercial organization –

non-commercial partnership

Union of Professional Experts and Appraisers (ISNO NC UPEA)

Place of business: 6A, 4th ul. 8 Marta, 125167, Moscow.

			No. 900.77 dated 20.08.2009 No. 775.77 dated 23.10.2008 No. 705.78 dated 09.07.2008 No. 799.77 dated 22.12.2008	Closed joint stock company ABM Partner (CJSC ABM Partner) Postal address: 8 ul. Troitskaya, Office 2, 129090, Moscow PSRN 1027700560491 + 7 (495) 785-71-04 info@abm.ru

Potapov Stepan Vladimirovich

Volkanova Olga Sergeevna

Danielyan Dmitry Valeryevich

Keda Aleksei Ivanovich

Koloskov Sergei Yuryevich

Selivanova Yuliya Aleksandrovna

Vahitov Airat Ralifovich

Gorlov Maksim Nikolaevich

Non-commercial partnership Union of Professional Appraisers SMAO (NP SMAOs) Place of business: 72 Lenigradsky prospect, Bldg 4, 125315, Moscow

No. 416 dated 06.07.2007

No. 2179 dated 26.03.2008

No. 1266 dated 24.12.2007

No. 2076 dated 07.03.2008

No. 2182 dated 26.03.2008

No. 2183 dated 26.03.2008

No. 1267 dated 24.12.2007

No. 2739 dated 22.10.2008

	Hristova Olga Viktorovna	All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 21 ul. Novaya Basmannaya, Bldg 1, 107078, Moscow	No. 003469 dated 04.02.2008 r.

12.	Volovich Nikolai Vladimirovich Turova Evgeniya Yuryevna Kozlova Ekaterina Yuryevna Boyarov Vasily Vasilyevich Golyshev Artem Andreevich Polyakova Elena Vladimirovna Pechenkin Dmitry Vladimirovich	Non-commercial partnership Union of Professional Appraisers SMAO (NP SMAOs) Place of business: 72 Lenigradsky prospect, Bldg 4, 125315, Moscow	No. 44 dated 04.05.2007 No. 290 dated 04.05.2007 No. 687 dated 27.08.2007 No. 560 dated 02.08.2007 No. 559 dated 02.08.2007 No. 2353 dated 19.05.2008 No. 865 dated 08.10.2008

Limited liability company Institute of Assets and Financial Activity Valuation (LLC Institute of Assets and Financial Activity Valuation)

Postal address: 10/2 Petrovsko-Razumovskaya alleya, 127083, Moscow

PSRN 1027000867750

+ 7 (495) 916-91-60

info@instoc.com

	Lalieva Anna Georgievna Pokrovskaya Elena Anatolyevna Tomashevskaya Tatyana Gennadyevna	Non-commercial partnership Self-regulation organization of appraisers Sibir Place of business: 2 ul. Ugreshskaya, 115088, Moscow	No. 315 dated 10.09.2007 No. 314 dated 10.09.2007 No. 313 dated 10.09.2007
	Slavkin Roman Anatolyevich Kiseleva Nataliya Aleksandrovna	All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 21 ul. Novaya Basmannaya, Bldg 1, 107078, Moscow	No. 003840 dated 27.02.2008 No. 003510 dated 06.02.2008

13.	Arzumanov Elman Vagifovich Dryndina Svetlana Sergeevna Kochergina Anna Viktorovna Shevlyakov Yury Viktorovich Kalashnikov Sergei Vladimirovich Bekeshko Irina Aleksandrovna	Non-commercial partnership Union of Professional Appraisers SMAO (NP SMAOs) Place of business: 72 Lenigradsky prospect, Bldg 4, 125315, Moscow	No. 1636 dated 25.01.2008 No. 2427 dated 17.06.2008 No. 2730 dated 20.10.2008 No. 2802 dated 05.12.2008 No. 2801 dated 05.12.2008 No. 2800 dated 05.12.2008

Limited liability company

Audit and consulting firm

Top Audit (LLC ACF Top Audit)

Postal address: 54 ul. Bolshaya Ordynka, Bldg 2, 119017, Moscow

PSRN 1027739441553

+ 7 (495) 981-41-21

mail@top-audit.ru

14.

Dolmatov Mihail Mihailovich

Kolesnikova Tatyana Vitalyevna

Nevskaya Elena Mihailovna

Kutepova Alla Viktorovna

Bragina Oksana Anatolyevna

Domke Anjela Anatolyevna

Gazeeva Ekaterina Aleksandrovna

Datsky Andrei Valeryevich

Dolmatova Aleksandra Valeryevna

Mityushina Natalya Nikolaevna

Non-commercial partnership Union of Professional Appraisers SMAO (NP SMAOs) Place of business: 72 Lenigradsky prospect, Bldg 4, 125315, Moscow

No. 2022 dated 29.02.2008

No. 2021 dated 29.02.2008

No. 2724 dated 16.10.2008

No. 2170 dated 21.03.2008

No. 1264 dated 24.12.2007

No. 1265 dated 24.12.2007

No. 2077 dated 07.03.2008

No. 2134 dated 17.03.2008

No. 2171 dated 21.03.2008

No. 2135 dated 17.03.2008

Closed joint stock company Central Financial Appraisal Company (CJSC Central Financial Appraisal Company)

Postal address: 22/2 ul. Bolshaya Nikitskaya, 125009, Moscow

PSRN 1037739245972

+ 7 (495) 937-53-85

sale@cfac.ru

15.	Grebchenko Konstantin Borisovich Juntov Aleksei Viktorovich Zverev Aleksei Alekseevich. Haritonov Ivan Vladimirovich Burlyuk Pavel Borisovich	All-Russia public organization Russian Society of Appraisers (LLC RSA) Place of business: 2A, Pervy Basmanny per., Office 5, 107078, Moscow	No. 005197 dated 28.11.2008 No. 000804 dated 03.09.2007 No. 004701 dated 16.07.2008 No. 000830 dated 03.09.2007 No. 005559 dated 07.04.2009	Limited liability company Price Inform (LLC Price Inform) Postal address: 42 Varshavskoye shosse, Office 6243, 115230, Moscow PSRN 1026901736190 + 7 (495) 989-14-43 vip@pinco.ru

8.7. The proportion of securities which, if failed to be placed, makes an issue (additional issue) invalid, and the procedure for paying back the funds transferred as payment for securities of the issue (additional issue) if recognized invalid:

Such proportion has not been fixed.

9. Terms of bonds redemption and of paying yield on bonds:

Such information is not provided for securities of this class.

10. Information related to bonds purchase:

Such information is not provided for securities of this class.

11. Procedure for disclosing information about the securities issue (additional issue) by the Issuer:

Procedure for disclosing information at each stage of securities issue process:

(1) Upon passing the resolution on securities placement, the Issuer shall disclose information about passing the resolution on enlarging the charter capital through additional shares placement in statements of material facts: “Information on the stages of the procedure for the issue of securities” – “Information on passing the resolution on securities placement” and “Information on resolutions passed by general meetings” within the following timeframe since the date of drafting the minutes of the said general meeting of shareholders:

•	in a newswire (Interfax) – within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet – within 2 (two) days.

The text of the statement of material fact shall be available at: www.rushydro.ru for at least 6 (six) months since the expiry date established for its posting in the Internet, and if it is posted in the Internet after the expiration of this date, since the date of its publishing in the Internet.

(2) Information on the approval by the Board of Directors of the Resolution on the Additional Issue of Securities shall be disclosed by the Issuer in the form of a published statement of material fact: “Information on the stages of the procedure for the issue of securities” – “Information on approving the resolution on additional securities issue” within the following timeframe since the date of drafting the minutes (expiry date specified by Russian Federation law for drawing up protocols) of the Board of Directors meeting, which has passed the decision to approve the Resolution on the Additional Issue of Securities:

•	in a newswire (Interfax) – within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet - within 2 (two) days.

The text of the statement of material fact shall be available at: www.rushydro.ru for at least 6 (six) months since the expiry date established for its posting in the Internet, and if it is posted in the Internet after the expiration of this period, since the date of its publishing in the Internet.

(3) Information about state registration of the additional issue of shares shall be disclosed by the Issuer in the form of a published statement of material fact: “Information on the stages of the procedure for the issue of securities” – “ Information on state registration of the additional issue of securities” , in the form of the Resolution on the Additional Issue of Securities and Securities Issue Prospectus by publishing it on the website www.rushydro.ru.

Information on state registration of the additional issue of securities and procedure for access to information contained in the Securities Issue Prospectus shall be published by the Issuer within the following timeframe beginning from the date of posting information about state registration of the Issuer’s additional securities issue on the registration agency website or the date on which the Issuer receives a written notice from the registration agency on state registration of the additional issue of securities by mail, fax, electronic mail or through delivery by hand, whichever of the said dates comes earlier:

•	in a newswire (Interfax) – within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet - within 2 (two) days.

•	in the Vedomosti newspaper – within 10 (ten) days.

The text of the statement of material fact shall be available at: www.rushydro.ru for at least 6 (six) months since the expiry date established for its posting in the Internet, and if it is posted in the Internet after the expiration of this date, since the date of its publishing in the Internet.

Within 2 (two) days of the date of publishing information on state registration of the Issuer’s additional securities issue on the registration agency’s website or the date on which the Issuer receives the registration agency’s written notice of state registration of its additional securities (shares) issue by mail, fax, electronic mail or through delivery by hand, whichever date comes earlier, the Issuer shall publish the text of the registered Resolution on the Additional Issue of Securities at the website address: www.rushydro.ru. The text of the Resolution on the Additional Issue of Securities shall be accompanied with the state registration number of the additional securities issue along with the date of the issue’s state registration and the name of the relevant registration agency, which carried out state registration of the Resolution on the Additional Issue of Securities .

The text of the registered Resolution on the Additional Issue of Securities shall be available on www.rushydro.ru since the expiry date specified for its posting in the Internet, and if it is posted in the Internet after the expiration of this date, since the date of its publishing in the Internet and until the redemption (cancellation) of all securities of this issue (additional issue).

Within 2 (two) days of the date of publishing information about state registration of the Issuer’s additional securities issue on the registration agency’s website or the date on which the Issuer receives the registration agency’s written notice of state registration of its additional securities issue by mail, fax, electronic mail or through delivery by hand, whichever of the dates comes earlier, the Issuer publishers the text of the registered Securities Issue Prospectus at the website address: www.rushydro.ru. The text of the Securities Issue Prospectus shall be accompanied with the state registration number of the additional securities issue, in relation to which the Securities Issue Prospectus was registered, the date of its registration and the name of the registration agency, which carried out the registration of the Securities Issue Prospectus.

The text of the registered Securities Issue Prospectus shall be available on the website: www.rushydro.ru beginning from the expiry date set for its posting in the Internet, and if it is published in the Internet after the expiration of such date, from the date of its publication in the Internet and within 6 months since the text of the registered report on the results of securities issue (additional issue) has been published in the Internet.

Starting from the date of publishing information on state registration of the additional shares issue, all persons concerned may acquaint themselves with the Resolution on the Additional Securities Issue and Securities Issue Prospectus and also obtain copies thereof at the following address:

51 ul. Architektora Vlasova, Moscow (at the office of the OJSC RusHydro sole executive body).

Starting from the date of publishing information on state registration of the additional shares issue, any person concerned may obtain copies of the Resolution on the Additional Securities Issue and Securities Issue Prospectus at the above mentioned address at a charge not exceeding the cost of the said documents copies making.

(4) A notice of the possibility of exercising a pre-emptive right to purchase securities subject to placement (hereinafter the Notice of the Pre-Emptive Right) shall be delivered after state registration of the present additional issue of securities and no later than the commencement date for their placement, in a procedure stipulated by the Issuer’s Charter for notices of holding general meetings of shareholders.

In accordance with clause 10.11, article 10 of the Issuer’s Charter, a notice of holding a General Meeting of Shareholders shall be published by the Issuer in the newspaper Vedomosti and be also posted on the Company’s website.

Proceeding from the above-mentioned, the Issuer publishes, after state registration of the additional issue of shares and no later than the Commencement Date for the placement of additional shares, a Notice of the Pre-Emptive Right in the newspaper Vedomosti, and also posts the Notice of the Pre-Emptive Right on the Issuer’s website at: www.rushydro.ru.

The Notice of the Pre-Emptive Right shall also be published in the newswire of the information agency CJSC Interfax within 5 days since the date on which the Issuer meets its obligations in full relating to noticing of the pre-emptive right, that is from the date the Issuer performs the last of the following actions: publication of the Notice of the Pre-Emptive Right in the newspaper Vedomosti and posting of the Notice of the Pre-Emptive Right on the Issuer’s website at: www.rushydro.ru.

The Notice of the Pre-Emptive Right shall contain information on the quantity of additional shares subject to placement, their offering price, the procedure for determining the quantity of securities,

which may be purchased by each person enjoying a pre-emptive right for their acquisition, the procedure for such persons to submit applications to the Company and the timeframe for submitting such applications to the Issuer.

(5) At the stage of shares placement the Issuer discloses information in the form of:

•	Statement of securities placement commencement date;

•	Statement of change in the securities placement commencement date;

•	Statement of securities offering price (pricing procedure);

•

Statement of material fact: “Information on the stages of the procedure for the issue of securities” – “Information on the commencement of securities placement”, “Information on the stages of the procedure for the issue of securities” – “Information on the termination of securities placement”;

•	Statement of securities placement suspension;

•	Statement of securities placement resumption;

(A) Statement of securities placement commencement date shall be published by the Issuer in a newswire and on the Internet website. Statement of securities placement commencement date shall be published by the Issuer within the following timeframe before the securities placement commencement date:

•	in a newswire (Interfax) – within 5 days prior to the date of securities placement commencement;

•	on the website www.rushydro.ru in the Internet – within 4 days prior the date of securities placement commencement.

(B) In case the Issuer decides to change the date of placement commencement, the Issuer shall publish a statement of the change in the securities placement commencement date in a newswire (Interfax) and on the website www.rushydro.ru in the Internet within 1 (one) day prior the occurrence of such date.

(C) The Statement of securities offering price (pricing procedure) shall be published by the Issuer in a newswire and on the website in the Internet.

Information on securities offering price (pricing procedure) shall be published by the Issuer within the following timeframe prior to the date of securities placement commencement:

•	in a newswire (Interfax) – within 1 (one) day since the date of taking decision on determining the offering price, but not later than the date of securities placement commencement;

•	on the website www.rushydro.ru in the Internet – within 2 days since the date of taking decision on determining the offering price, but not later than the date of securities placement commencement.

(D) The Issuer also discloses in the form of statement of material fact (“Information on the stages of the procedure for the issue of securities” – “Information on the commencement of securities placement”, “Information on the stages of the procedure for the issue of securities” – “Information on the termination of securities placement”) information on securities placement (commencement of placement and termination of placement).

Information on securities placement (commencement of placement and termination of placement) shall be disclosed by the Issuer within the following timeframe beginning from the date on which the offering of shares commences, respectively:

•	in a newswire (Interfax) – within 1 (one) day;

•	on the website http://www.rushydro.ru in the Internet – within 2 (two) days.

The text of the statement of material fact shall be available at www.rushydro.ru in the Internet within 6 (six) months since the expiry date set for its posting in the Internet, and if it is posted in the Internet after the expiration of such date, since the date of its publishing in the Internet.

(E) In the event that the Issuer resolves during the securities placement period to make amendments and/or addenda to the resolution on the additional issue of securities and/or Securities Prospectus and/or in the event that the Issuer receives during the securities placement period a written demand (instruction, order from the governmental body authorized by the Russian legislation to sanction a suspension of securities placement (hereinafter referred to as the Authorized Body), the Issuer shall suspend the placement of securities and publish a notice of the suspension of securities placement within the following timeframe from the date of drawing up the minutes (the date of expiry of the period established by the Russian legislation for drawing up such minutes) of the meeting (session) held by the Issuer’s authorized management body to decide on making amendments and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus, and in the event of changes in the terms established by the Resolution of the placement of securities, from the date of drawing up the minutes (the date of the expiry of the period established by the Russian legislation for drawing up such minutes) of the meeting (session) held by the Issuer’s authorized management body to decide on such changes, or the date the Issuer receives from the Authorized Body a written demand (instruction, order) on the suspension of share placement by post, fax, e-mail or delivery by hand, depending on whichever date comes earlier:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

In the event that the placement of shares is suspended as a result of a decision made by the registration agency on suspending the issue of securities, the Issuer shall disclose information on securities issue suspension in the form of a statement of material fact “Information on the stages of the procedure for the issue of securities” – “Information on the suspension and resumption of the issue of securities” in accordance with the procedure and format specified in chapter VI of the Statute

(F) After amendments and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus are registered during the share placement period or a decision is made on the refusal to register such amendments and/or addenda, or the Issuer receives during the share placement period a written notice (instruction, order) from the Authorized Body on the permission to resume the placement of securities (termination of the grounds for suspending the placement of securities), the Issuer shall publish a notice on the resumption of securities placement in the newswire and post it on the website.

The Issuer shall publish a notice on the resumption of securities placement within the following timeframe from the date the information on the registration of amendments and/or addenda to the Resolution on the additional issue of securities and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus or the refusal to register such amendments and/or addenda is posted on the registration agency’s website or the Issuer receives a written notice from the registration agency on the registration of amendments and/or addenda to the Resolution on the additional issue of securities and/or the Securities Prospectus or the refusal to register such amendments and/or addenda or the date the Issuer receives a written notice (instruction, decision) from the Authorized Body on the permission to resume the placement of securities (termination of the grounds for suspension of the placement of securities) by mail. Fax. E-mail and delivery by hand depending on whichever date comes earlier:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The Issuer shall resume the placement of securities only publishing a notice on the resumption of securities placement in the newswire and posting it on its website.

(G) The Issuer shall also disclose information on the suspension and resumption of the issue of shares in the form of statements of material facts.

The Issuer shall disclose statements of material facts “Information on Suspension and Resumption of the Issue of Securities” within the following timeframe from the occurrence of any material fact:

•	in the newswire (Interfax) no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The date on which information on the suspension of the issue of shares is posted on the registration agency’s website or the date the Issuer receives a written notice from the registration agency on suspension of the issue of shares by post, fax, e-mail or delivery by hand, depending on whichever date comes earlier, shall be deemed as the date of occurrence of the material fact disclosing information on suspension of the issue of shares.

The date on which information on the resumption of the issue of shares is posted on the registration agency’s website or the date the Issuer receives a written notice from the registration agency on resumption of the issue of shares by post, fax, e-mail or recorded delivery, depending on whichever date comes earlier, shall be deemed as the date of occurrence of the material fact disclosing information on the resumption of the issue of shares.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

6) The procedure for the disclosure of information of the results of the exercise of the pre-emptive right to purchase the securities subject to placement.

The Issuer shall disclose information on the results of the exercise of the pre-emptive right to purchase securities in the form of a notice within the following timeframe from the date the results of the exercise of the pre-emptive right are summed up:

•	in the newswire (Interfax) – within 4 (four) days;

•	on the website at www.rushydro.ru – within 5 (five) days.

7) The Issuer shall disclose information on the state registration of the report on the results of the additional issue of securities in the form of statements of material facts “Information on the Stages of the Procedure for the Issue of Securities” – “Information on the State Registration of the Report on the Results of the Issue of Securities” within the following timeframe from the date the information on the state registration of the report on the results of the additional issue of the Issuer’s securities (shares) is posted on the registration agency’s website or the Issuer receives a written notice from the registration agency on state registration of the report on the results of the additional issue of securities (shares) by post, fax, e-mail or delivery by hand , depending on whichever date comes earlier:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months staring from from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

Within no more than 2 (two) days from the date information on state registration of the report on the results of the additional issue of the Issuer’s securities (shares) is posted on the registration agency’s website or the Issuer receives a written notice from the registration agency about state registration of the report on the results of the additional issue of securities (shares) by post, fax, e-mail or recorded delivery, depending on whichever date comes earlier, the Issuer shall post the text of the registered report on the results of the additional issue of securities (shares) on the website at: http://www.rushydro.ru.

The text of the officially registered report on the results of the additional issue of securities should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

During the stage of the state registration of the Report on the results of the additional issue of shares the Issuer shall also disclose information by posting the said Report on its website at www.rushydro.ru.

Starting from the date of the publication of the Information on the state registration of the report on the results of the additional issue of securities, all interested parties can find out more about the said report, as well as avail themselves of its copy, at the following address:

51 Arkhitektora Vlasova Street, Moscow, Russia (premises of OAO Rushydro’s sole executive body).

Starting from the date of the publication of the Information on the official registration of the report on the results of the additional securities issue, any interested party can call to the said address to acquire a copy of the report on the results of the additional issue of securities for an amount not to exceed the said document’s copying costs.

8) Information on recognizing the additional issue of shares as failed or invalid shall be published by the Issuer in the form of statements of material facts “Information on Recognizing the Issue of Securities as Failed or Invalid” within the following timeframe from the occurrence of the material fact:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The date the information on recognizing the additional issue of the Issuer’s securities (shares) as failed is posted on the registration agency’s website or the date the Issuer receives from the registration agency by post, fax, e-mail or delivery by hand a written notice on recognizing the additional issue of securities (shares) as failed, depending on whichever date comes earlier, shall be deemed as the date of occurrence of the material fact disclosing information on recognizing the additional issue of securities (shares) as failed.

The date on which the Issuer receives an enforced judicial act (court ruling, judgment, order) on recognizing the additional issue of securities (shares) as invalid (the enforcement date for the judicial act (court ruling, judgment, order) received by the Issuer) shall be deemed as the date of occurrence of the material fact disclosing information on recognizing the additional issue of securities (shares) as invalid.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

9) The Issuer shall disclose information in the form of statements of material facts in other cases specified in the Statute.

The Issuer shall publish a statement of material facts within the following timeframe from the occurrence of the material fact:

•	in the newswire (Interfax) – no later than (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The text of the statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 6 (six) months starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

10) The Issuer shall disclose information in the form of a quarterly report in accordance with the procedure specified in the Statute.

Quarterly reports shall be drawn up following the results of each quarter. A quarterly report shall be submitted to the registration agency no later than within 45 (forty-five) days from the end date of the reporting quarter.

Within a period of no more than 45 (forty-five) days from the end of the corresponding quarter, the Issuer shall post the text of a quarterly report on its website at: http://www.rushydro.ru.

The text of the Statement of material fact should be available on the Issuer’s website at www.rushydro.ru for at least 3 (three) years starting from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

No later than 1 (one) day from the date the text of a quarterly report is posted on the website, the Issuer shall publish in the newswire (Interfax) a notice on the procedure for access to information contained in the quarterly report.

11) The Issuer shall disclose information in the form of statements of material facts which may have material effect on the value of the Issuer’s securities.

Information disclosures which may have material effect on the value of the Issuer’s securities shall be published within the following timeframe from the occurrence of the corresponding event:

•	in the newswire (Interfax) – no later than 1 (one) day;

•	on the website at www.rushydro.ru – no later than 2 (two) days.

The text of each the statement of material facts which may have material effect on the value of the Issuer’s securities should be available on the Issuer’s website at www.rushydro.ru from the expiry date for its posting on the Internet or, if it was posted on the Internet after such expiry date, from the date of such posting.

12) The Issuer shall disclose information on its Articles of Association with all amendments and/or addenda made thereto by posting it on the website at: http://www.rushydro.ru.

Should amendments and/or addenda be made to the Issuer’s Articles of Association (adoption of a restated version of the Articles of Association), the Issuer shall post the text of the Articles of Association with the amendments and/or addenda made thereto (the text of the restated version of the Articles of Association) on the website at: http://www.rushydro.ru no later than 2 (two) days from the date the Issuer receives a written notice (certificate) from the Authorized Body on state registration of such amendments and/or addenda (state registration of the restated version of the Articles of Association) and in the event that amendments and/or addenda to the Articles of Association of a joint-stock company acquire legal force for third parties from the date of notification by the Authorized Body in cases specified by federal laws – no later than 2 (two) days from the date of such notification.

Should a restated version of the Issuer’s Articles of Association be adopted, the old version of the Articles of Association shall be freely accessible on the website at: http://www.rushydro.ru within a period of no less than 3 (three) months from the date the restated version of the Issuer’s Articles of Association is posted on the website.

The Issuer shall publish the texts of internal documents regulating the activities of its bodies on the website at: http://www.rushydro.ru no later than 2 (two) days from the date of drawing up the minutes (the date of expiry of the period prescribed by Russian Federation law for drawing up minutes) of the General Meeting of Shareholders (the meeting of the Board of Directors), which made a decision on approving the corresponding internal document.

Should amendments and/or addenda be made to internal documents regulating the activities of the Issuer’s bodies (adoption of restated versions of internal documents), the Issuer shall post the texts of these internal documents with the amendments and/or addenda made thereto (the texts of the restated versions of these internal documents) on the website at: http://www.rushydro.ru no later than 2 (two) days from the date of drawing up the minutes (the date of expiry of the period prescribed by the Russian Federation law for drawing up minutes) of the meeting (session) of the Issuer’s authorized management body which made a decision on making amendments and/or addenda to these internal documents (adoption of restated versions of these internal documents).

Should a restated version of the Issuer’s internal document be adopted, the old version of this internal document shall be freely accessible on the website at: http://www.rushydro.ru within a period of no less than 3 (three) months from the date the restated version of the Issuer’s corresponding internal document is posted on the website.

Forms, methods and timeframe of information disclosure:

The Issuer shall provide for information disclosure at each stage of the share issue procedure, and shall also disclose information in the form of quarterly reports and statements of material facts in the form of data that may significantly affect the value of the Issuer’s securities, in accordance with the procedure defined by Federal Law No. 39-FZ of 22 April 1996 on the Securities Market (as amended and complemented thereafter), Federal Law No. 208-FZ of 26 December 1995 on Joint-Stock Companies (as amended and complemented thereafter), and also the Statute on Information Disclosure by the Issuers of Equity Securities as approved by Order No. 06-117/pz-n of 10 October 2006 issued by the Federal Financial Markets Service of Russia (hereinafter referred to as the Statute). Should at the occurrence of an event information on which has to be disclosed by the issuer under effective federal laws and also regulatory legal acts of the federal executive agency for the securities market, a different procedure and timeframe for information disclosure on this event be in place as compared with the procedure and timeframe stipulated by the Resolution on the additional issue of securities and the Securities Prospectus, information on such event shall be disclosed in accordance with the procedure and within the timeframe specified by federal laws and also regulatory legal acts of the federal executive agency for the securities market effective as of the occurrence of such event.

All information subject to disclosure by the Issuer in the Internet under the Statute and other regulatory legal acts of the federal executive agency for the securities market shall be available within the timeframe stipulated by these regulatory legal acts on the website at: http://www.rushydro.ru.

The Issuer shall provide any interested person with access to information contained in each of the statements, including each statement of material facts, published by the Issuer in accordance with the Statute, and also in the registered Resolution on the additional issue of securities, the Securities Prospectus and amendments and/or addenda thereto, the report on the results of the additional issue of securities, a quarterly report and also other documents whose mandatory disclosure is provided for under section VIII of the Statute, by way of placing their copies at the address (place of business) of the Issuer’s continuing executive body indicated in the Unified State Register of Legal Entities.

The Issuer shall submit a copy of each statement, including a copy of each statement of material facts, published by the Issuer in accordance with the Statute, and also a copy of the registered Resolution on the additional issue of securities, the Securities Prospectus and amendments and/or addenda thereto, the report on the results of the additional issue of securities, a copy of a quarterly report and also a copy of other documents whose mandatory disclosure is provided for under section VIII of the Statute, to the holders of the Issuer’s securities and other interested persons at their request for a fee not exceeding the expenses on the execution of such copies, within a period of no more than 7 (seven) days from the date the request is made.

Bank details of the Issuer’s settlement account (accounts) to pay for the expenses on copying the above-mentioned documents and the amount (the procedure for determining the amount) of such expenses shall be published by the Issuer on the website at: http://www.rushydro.ru.

The Issuer shall provide the copies of the documents, which are not subject to permanent storage by the Issuer under Russian Federation law, upon request from the interested persons during the storage period established for such documents.

The copies provided by the Issuer shall be certified by the Issuer’s authorized person.

Should the last day of the period, during which the Issuer shall, in accordance with the Statute, disclose information or provide a copy of the document containing information subject to disclosure, fall on a day-off or a non-working holiday, the working day immediately following it shall be the day of expiry of such a period.

Information shall be disclosed by way of publications in a periodic newsletter(s).

The name of such newsletter(s): the Vedomosti newspaper.

Information shall be disclosed by way of posting it on a website.

The website is available at www.rushydro.ru

The Issuer shall disclose information in the form of a quarterly report and statements of material fact (events, acts) affecting the Issuer’s financial and economic activities.

The Issuer and/or the registrar in charge of keeping the register of the Issuer’s shareholders shall, upon request from an interested party, provide such party with a copy of the present Resolution on the additional issue of securities for an amount fee not to exceed the document’s copying costs.

12. Information on securing the bonds subject to issue (additional issue):

Information on this type of securities shall not be provided.

13. The Issuer’s obligation to secure the rights of stock owners, provided the latter comply with the procedure for exercising their rights, stipulated by the Russian legislation: the Issuer shall secure the rights of stock owners, provided the latter comply with the procedure for exercising their rights, stipulated by the Russian legislation.

14. The obligation of parties securing the bonds to back up the fulfillment of the Issuer’s obligations before stock owners in the event of the Issuer’s renunciation of obligations or delay in the fulfillment of appropriate bonded obligations in accordance with the terms of security:

Inapplicable for this type of securities.

15. Other information provided for by the Issue Standard:

There is no other information.